UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 19, 2023

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 801 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 19, 2023, Catalyst Pharmaceuticals, Inc. (the “Company”) entered into a License and Collaboration Agreement (the “License Agreement”) and an Investment Agreement (the “Investment Agreement”, and together with the License Agreement, the “Agreements”)) with Santhera Pharmaceuticals Holding AG (“Santhera”), under which the Company will enter into an exclusive North America license, manufacturing and supply agreement for Santhera’s investigational product candidate, vamorolone, a dissociative steroid currently under FDA review for the treatment of Duchenne Muscular Dystrophy (“DMD”).

Under the terms of the License Agreement, the Company will make a $75 million upfront payment for the license for vamorolone. Additionally, pursuant to the terms of the Investment Agreement, the Company will make a $15 million investment into Santhera at a price of CHF 0.9477 ($1.08 USD) per share, a mutually agreed upon volume-weighted average price prior to signing, with the investment proceeds to be used by Santhera for Phase IV studies in DMD and further development of additional indications. Additionally, Santhera may receive future regulatory and commercial milestone payments tied to FDA approval and calendar year sales of vamorolone, as well as commercial royalties. Further, Catalyst and Santhera will enter into a Joint Steering Committee to oversee the development of vamorolone for indications beyond DMD.

The Agreements are structured as all-cash transactions with no financing contingencies. The transaction is expected to be completed in the third quarter of 2023, subject to customary closing conditions and regulatory clearances in the United States.

The foregoing descriptions of the License Agreement and the Investment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibit 10.1, and Exhibit 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the timing and ability of the parties to consummate the transaction contemplated by the Agreements satisfaction of conditions in connection with the Transaction, the parties’ ability to meet expectations regarding the timing and completion of the transaction and any other statements containing the words “believes,” expects,” “anticipates,” “plans,” “estimates,” and similar expressions, are forward-looking statements. These forward-looking statements are based on the Company’s current intentions, beliefs and expectations regarding future events. The Company cannot guarantee that any forward-looking statement will be accurate. The reader should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from expectations. The reader is, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this Form 8-K, and, except as required by law, the Company does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

Item 8.01	Other Events

On June 20, 2023, the Company issued a press release announcing the Agreements. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	License and Collaboration Agreement, executed and delivered as of June 19, 2023, by and between Santhera, its wholly-owned subsidiary, Santhera Pharmaceuticals (Schweiz) AG, and the Company (certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed).

10.2	Investment Agreement, dated as of June 19, 2023, by and between Santhera and the Company (certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed).

99.1	Press release issued by the Company on June 20, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: June 23, 2023

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